INDEPENDENT AUDITOR'S CONSENT





We hereby consent to the inclusion as Exhibit 99.1 in the Form 8-K/A of Patapsco Bancorp, Inc. dated January 26, 2001, of our report dated March 3, 2000, with respect to the consolidated statements of financial condition of Northfield Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999.



/s/ Anderson Associates, LLP


Baltimore, Maryland
January 26, 2001